2R-54 DC CN

24822380002

STATE OF MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

1. **Type or print in black ink.**
2. **There is a $35.00 fee** payable to the MN Secretary of State.
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

DTLL, INC.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days **after** filing with the Secretary of State. 08/24/2007
Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form .)

ARTICLE 1

Name

1.1 The name of the corporation shall be Solstice Resorts Inc.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

Dual B. Cooper Jr.
(Signature of Authorized Person)

Name and telephone number of contact person: DUAL B. COOPER — 231-622-2701
Please print legibly — Phone Number

FILE IN-PERSON OR MAIL TO:

Minnesota Secretary of State - Business Services
Retirement Systems of Minnesota Building
60 Empire Drive, Suite 100
St Paul, MN 55103
(Staffed 8:00 - 4:00, Monday - Friday, excluding holidays)

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
AUG 27 2007
Secretary of State

To obtain a copy of a form you can go to our web site at www.sos.state.mn.us, or contact us between 9:00am to 4:00pm, Monday through Friday at (651) 296-2803 or toll free 1-877-551-6767.